UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2019

HERON LAKE BIOENERGY, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota	000-51825	41-2002393
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue, Heron Lake, MN	56137-1375
(Address of principal executive offices)	(Zip Code)

(507) 793-0077
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 - SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On March 20, 2019, Heron Lake BioEnergy, LLC (the “Company”) held its 2019 Annual Meeting of Members (the “Annual Meeting”) for the purpose of electing one governor to its board of governors. Votes were solicited in person and by proxy.

Of the Company’s 77,895,619 Class A and Class B units issued, outstanding and entitled to vote at the Annual Meeting, 53,513,598 Class A and Class B units, or 68.7% of the total units, were present either in person or by proxy. As a result, a quorum was present to conduct business at the Annual Meeting.

With respect to the election of governors, Class A and Class B units held by members entitled to appoint one or more governors under the Company’s Member Control Agreement are not entitled to vote. Therefore, of the total units present in person or by proxy at the meeting, 14,037,774 units were entitled to vote in the election of governors.

There was one nominee for the governor position, incumbent Robert Ferguson. The votes were as follows:

Name	Votes For	Votes Withheld/Abstaining
Robert Ferguson	13,124,874	912,900

As a result, Mr. Ferguson was re-elected as a governor of the Company to serve a three-year term expiring at the 2022 Annual Meeting or until a successor has been elected and qualified or such governor’s earlier death, resignation or removal.

No other matters were voted upon at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

Date: March 25, 2019	/s/ Stacie Schuler
Stacie Schuler, Chief Financial Officer